Exhibit 23.1

CONSENT OF REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-10041, 333-102201, 333-92449 and 333-49168) and Form S-3 (No. 333-116425) of Catalyst Semiconductor, Inc. of our report dated June 29, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
June 29, 2004